UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. )

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☐	Definitive Proxy Statement

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☐	Soliciting Material Under § 240.14a-12

BETTER HOME & FINANCE HOLDING COMPANY
(Name of Registrant as Specified In Its Charter)

VISHAL GARG 1/0 REAL ESTATE, LLC 1/0 HOLDCO, LLC THE 718 4EVER TRUST I
(Name of Persons(s) Filing Proxy Statement, if other than the Registrant)

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Vishal Garg (“Mr. Garg”), together with the other participants named herein (collectively, the “Garg Group”), has filed a definitive consent statement and an accompanying GREEN consent card with the Securities and Exchange Commission to be used to solicit written consents with respect to, among other things, the removal of five (5) directors on the board of directors of Better Home & Finance Holding Company, a Delaware corporation.

Item 1: On September 15, 2026, Mr. Garg posted videos to social media. Transcripts of such videos are copied below:

September 15, 2026: (0:22) We were on our way to being the definitive mortgage platform for the industry, (0:25) bringing the most advanced technology to the industry (0:29) and using that to grow our business almost 3x in the last two and a half years. (0:33) That is what we want to keep on doing. (0:36) Please give us the time and the energy and the chance to do that. (0:40) Vote for a better better. (0:41) Vote for the green consent card today.

Item 2: On September 14, 2026 and September 15, 2026, Mr. Garg posted materials to social media, copies of which are attached hereto as Exhibit 1 and incorporated herein by reference.